UNITED STATES
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E. I. du Pont de Nemours and Company
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Corporate News FOR IMMEDIATE RELEASE Contact: Dan Turner 302-774-0081 daniel.a.turner@dupont.com DUPONT ISSUES STATEMENT REGARDING TRIAN’S LATEST MISLEADING CNBC APPEARANCE WILMINGTON, Del. – May 11, 2015 – DuPont (NYSE: DD) today issued the following statement: Trian has once again shifted its narrative, mischaracterizing DuPont’s outperformance and making erroneous statements. On Performance Trian’s misleading statements on DuPont’s performance under current management’s tenure are blatantly wrong in terms of both the time period and the stock appreciation. These types of misstatements are an attempt to distract from the strong growth of the ongoing business that will comprise the next generation DuPont. Don’t be misled by Trian – DuPont stands by its outperformance. The Company’s transformational actions have produced strong results, which are clearly visible in the 19% adjusted operating EPS CAGR and 6% segment sales CAGR of the ongoing business, demonstrating the momentum of the next generation DuPont.1 DuPont is confident that shareholders are looking at the performance of DuPont’s ongoing business, which has delivered strong earnings and revenue growth. 1 Segment sales include transfers and exclude Performance Coatings, Performance Chemicals and Other; Compounded Annual Growth Rate (CAGR) is calculated from 12/31/08 – 12/31/14. Adjusted operating EPS compound annual growth rate is calculated from 12/31/08 – 12/31/14 and is defined as diluted earnings per share from continuing operations excluding non-operating pension/OPEB costs, significant items, Performance Chemicals and Pharma. As required under U.S. GAAP, EPS from continuing operations excludes Performance Coatings for all periods presented. Reconciliations of non-GAAP measures to GAAP are included in this press release. 2 Total Shareholder Return measured from 12/31/08 – 12/31/14. Calculated as the appreciation or depreciation of share price, plus any dividends, over a given period, expressed as a percentage of the share’s value at the beginning of the period. Assumes dividends are re-invested at the closing price applicable on the ex-dividend date. Proxy Peers: 3M, Air Products, Baxter Intl, Boeing, Caterpillar, Dow Chemical, Emerson, Honeywell, Ingersoll-Rand, Johnson Controls, Johnson and Johnson, Kimberly Importantly, DuPont began executing on its strategic transformation in 2009 and the market has clearly recognized what this management team has done – starting long before Trian’s involvement. DuPont has beaten the market and its peers over the last one-, three-, and five- year periods. Under the current management team’s tenure, which is the relevant time frame to judge the Company’s performance, the Company delivered 266% total shareholder return2 and also returned $14B to shareholders.[3] If you look at the one day market reaction to the announcement of DuPont's and Trian's respective slates, it is clear that DuPont has shareholder support:

Event	Date	One Day Stock Price Movement[4]
DuPont rejects Trian slate and appoints Messrs. Breen and Gallogly to DuPont's Board	2/5/15	+3%
Trian nominates Nelson Peltz and its slate of Directors	1/8/15	-1%

On R&D Spending

Trian's comments on R&D do not reflect how DuPont's business is structured, are inconsistent with past comments that they have made and are contrary to a strong track record of innovation and operational excellence.

On CNBC today, Mr. Peltz stated that they want R&D to "be primarily in the hands of the guys [and women] who are running the individual businesses." In fact, DuPont already has approximately 90% of R&D program spend in the business lines. Mr. Peltz's statement simply demonstrates Trian's lack of understanding of DuPont's business.

Furthermore, initially, Trian was pushing to cut R&D – then they said they would maintain it – and now they are saying they could increase it.

Trian attempts to support its position by singling out DuPont's Agriculture business, but fails to mention facts that overwhelmingly contradict their position, including significant increases in the Company's North America market share for corn and soy of 6 and 9 points respectively. Trian also fails to note that the performance of DuPont's Ag business under current management has been better than all its peers, largely as a result of DuPont's innovation, strong return on R&D investment, and superior market access. The strength of DuPont's R&D pipeline has been broadly recognized: DuPont is the two-time consecutive winner of Agrow Awards' "Best Ag R&D Pipeline," and has been named for six consecutive years as the Patent Board's "No. 1 Innovator" in the chemical industry and four consecutive years as Thomson Reuters' "Top 100 Global Innovator."

Clark, Merck, Monsanto, Procter and Gamble, Syngenta AG, and United Technologies. TSR reported on a market cap weighted basis. Source: Datastream.

[3] Represents cumulative share repurchases and dividends paid. Calculated from 12/31/08 – 12/31/14.

[4] Source: Datastream. Measured from 2/4/15 to 2/5/15; 1/8/15 to 1/9/15.

On Corporate Costs With respect to costs, Ellen Kullman has a track record of substantially cutting costs and has a specific plan to gain further efficiencies – while still maintaining the DuPont strength in R&D. Before Trian even invested in the stock, DuPont had cut $2 billion in costs and undertook a significant restructuring. With the current “Fresh Start” program under way, DuPont anticipates annual run-rate savings of $1 billion by the end of this year and $1.3 billion by the end of 2017. Furthermore, DuPont’s new Board members Ed Breen and Jim Gallogly are well known for their ability to cut costs and they are committed to working with Ellen Kullman and the management team to identify additional opportunities at DuPont. On Breakup Agenda In addition, since investing in DuPont, Trian has pushed to breakup the Company. Together with independent financial advisors, DuPont’s Board and management team have carefully evaluated Trian’s various proposals, and unanimously concluded that they put shareholder value at risk and therefore are not in the best interests of all DuPont shareholders. And it is not just the Board and management who agree that Trian’s breakup agenda is risky and value-destructive. Credit agencies including S&P, as well as customers and Wall Street analysts are raising serious concerns publicly and privately. In a press release today, S&P noted, “We believe a split of the businesses could erode [DuPont’s] strengths, and weaken credit quality.”5 5 Permission to use quotations was neither sought nor obtained. 6 Permission to use quotations was neither sought nor obtained. Third Parties Agree DuPont does not need Trian, and Trian will only destroy value for DuPont shareholders. Third parties agree:6 “The reality is that DuPont does not need Trian in order to effectively manage R&D or cut costs. Furthermore, Trian’s pattern of misstatements and shifting platform only begs the question of what they might actually do if they entered the Board room.” – Steve Gandel, Fortune 5.11.15 “Peltz's presence will not only disrupt DuPont's long-term strategy for sustainable success, it will signal ’open season’ to activists launching proxy fights. If DuPont gets broken up and its central research labs shut down, it will mark the loss of a national treasure, just as it did the demise of the famed Bell Labs.” – Bill George, Harvard Business School and a former chairman and chief executive of Medtronic, 5.11.15 DuPont strongly urges shareholders to vote the WHITE proxy card today FOR all 12 of DuPont’s highly- qualified and experienced director nominees: Lamberto Andreotti, Edward D. Breen, Robert A. Brown, Alexander M. Cutler, Eleuthère I. du Pont, James L. Gallogly, Marillyn A. Hewson, Lois D. Juliber, Ellen J. Kullman, Ulf M. Schneider, Lee M. Thomas and Patrick J. Ward.

Each and Every Vote is Important!

Shareholders with questions about how to vote their shares may contact:

INNISFREE M&A INCORPORATED
Shareholders Call Toll-Free: (877) 750-9501
Banks and Brokers Call Collect: (212) 750-5833

REMEMBER:
We urge shareholders to simply discard any "gold" proxy card they may receive from Trian. Submitting a vote on the gold proxy card – even if shareholders "withhold" on Trian's nominees – will revoke any vote previously submitted on DuPont's **WHITE** proxy card. **The best way to support the DuPont Board is to vote using ONLY the WHITE proxy card.**

DuPont (NYSE: DD) has been bringing world-class science and engineering to the global marketplace in the form of innovative products, materials, and services since 1802. The company believes that by collaborating with customers, governments, NGOs, and thought leaders, we can help find solutions to such global challenges as providing enough healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment. For additional information about DuPont and its commitment to inclusive innovation, please visit www.dupont.com.

Use of Non-GAAP Measures: This press release contains certain non-GAAP measurements that management believes are meaningful to investors because they provide insight with respect to operating results of the company and additional metrics for use in comparison to competitors. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. This data should be read in conjunction with previously published company reports on Forms 10-K, 10-Q, and 8-K. These reports, along with reconciliations of non-GAAP measures to GAAP are available on the Investor Center of www.dupont.com under Key Financials & Filings. Reconciliations of non-GAAP measures to GAAP are provided below.

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

RECONCILIATION OF ADJUSTED OPERATING EPS	Year 2014	Year 2008
EPS from continuing operations (GAAP)	3.90	2.28
Add: Significant Items	0.01	0.42
Add: Non-Operating Pension & OPEB Costs / (Credits)	0.10	(0.28)
Operating EPS (Non-GAAP)	4.01	2.42
Less: Performance Chemicals [(a),(b)]	0.82	0.59
Less: Pharma [(c)]	0.02	0.73
Adjusted Operating EPS (excluding Performance Chemicals, Pharma) (Non-GAAP)	3.17	1.10

(a) Prior periods reflect the reclassifications of Viton® fluoroelastomers from Performance Materials to Performance Chemicals.

(b) Performance Chemicals operating earnings assumes a base income tax rate from continuing operations of 19.2% and 20.4% for 2014 and 2008, respectively.

(c) Pharma operating earnings assumes a 35% tax rate.

Year Year 2014 2008 Total Segment Sales (a) 35,011 26,499Less: Performance Chemicals (b) 6,497 6,245 Less: Other5 160Total Segment Sales (excluding Performance Chemicals and Other) 28,509 20,094 (a) Segment sales includes transfers. (b) Prior periods reflect the reclassifications of Viton® fluoroelastomers from Performance Materials to Performance Chemicals. SEGMENT SALES (dollars in millions) Forward Looking Statements This document contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control. Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; ability to respond to market acceptance, rules, regulations and policies affecting products based on biotechnology; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; ability to protect and enforce the company’s intellectual property rights; successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses and successful completion of the proposed spinoff of the Performance Chemicals segment including ability to fully realize the expected benefits of the proposed spinoff. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information. ADDITIONAL INFORMATION AND WHERE TO FIND IT DuPont has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the 2015 Annual Meeting. DUPONT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. DuPont, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from DuPont stockholders in connection with the matters to be considered at DuPont’s 2015 Annual Meeting. Information about DuPont’s directors and executive officers is available in DuPont’s definitive proxy statement, filed with the SEC on March 23, 2015, for its 2015 Annual

Meeting. To the extent holdings of DuPont’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and, to the extent applicable, will be updated in other materials to be filed with the SEC in connection with DuPont’s 2015 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by DuPont with the SEC free of charge at the SEC’s website at www.sec.gov. Copies also will be available free of charge at DuPont’s website at www.dupont.com or by contacting DuPont Investor Relations at (302) 774-4994. # # # 5/11/15